The Board of Directors
Yongye International, Inc.:

We consent to the use of our reports with respect to the consolidated financial statements and the effectiveness of internal control over financial reporting incorporated by reference herein and to the reference to our firm under the heading “Experts” in the registration statement.

/s/ KPMG
Hong Kong, China
July 8, 2011